Exhibit 10.07

UNANIMOUS CONSENT RESOLUTIONS
OF THE DIRECTORS OF
BLACKWATER MIDSTREAM CORP.

LOAN FROM JPMORGAN CHASE BANK, N.A.

The undersigned, being all of the members of the Board of Directors of Blackwater Midstream Corp., a Nevada corporation (the "Company"), hereby take the following actions and adopt the following resolutions by unanimous consent pursuant to the Nevada Corporations Code and the By-Laws of the Company:

WHEREAS, the Company is the sole member of Blackwater Georgia, L.L.C., a Georgia limited liability company (“Blackwater Georgia”), and the Manager of Blackwater New Orleans, L.L.C., a Louisiana limited liability company (“Blackwater New Orleans”);

WHEREAS, JPMorgan Chase Bank, N.A. ("Lender") has agreed to make a $1,380,000 non-revolving construction line of credit and term loan to Blackwater Georgia to finance the construction of a new storage tank in Brunswick, Georgia, provided, among other things, that the Company guarantee the obligations of Blackwater Georgia to the Lender, and that the Company’s subsidiary, Blackwater New Orleans, provide a cross pledge of an existing First Real Estate Mortgage on its property situated at 660 LaBauve Drive, Westwego, Louisiana.

NOW, THEREFORE, BE IT:

RESOLVED, that the President, Secretary or Chief Operating Officer of the Company, or such person's duly appointed attorney-in-fact (each an "Authorized Signatory"), be, and he is hereby, authorized and directed to do any and all things deemed necessary or advisable and in the best interest of the Company, in its capacity as the sole member of Blackwater Georgia, in connection with obtaining a loan (the "Loan"), on behalf of Blackwater Georgia, from Lender, in the approximate amount of $1,380,000.00 (or such other amount as maybe approved by such officer), and any and all extensions, rearrangements or renewals thereof, which loan shall be secured by, among other things, a lien covering property of Blackwater New Orleans;

FURTHER RESOLVED, that the aforesaid Authorized Signatory be, and he is hereby authorized and directed to execute and deliver appropriate loan instruments in the name of the Company, in its capacity as the sole member of Blackwater Georgia and the Manager of Blackwater New Orleans, in favor of the Lender to secure the Loan, and to grant mortgages, assignments, pledges and security interests in any or all of the Company’s, Blackwater Georgia’s or Blackwater New Orleans’ property, and to execute in favor of Lender from time to time one or more pledge agreements, cross pledge agreements, assignment agreements, mortgages, collateral notes, collateral mortgages, security agreements and other agreements and instruments of any kind, covering all or any part of the Company’s, Blackwater Georgia’s or Blackwater New Orleans’ property, in order to secure all obligations and liabilities of Blackwater Georgia to Lender, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys' fees, expenses of collection and costs, and further including, without limitation, obligations to Lender on promissory notes, checks, overdrafts, letter-of-credit agreements, loan agreements, security documents, endorsements and continuing guaranties, which instruments shall contain terms and conditions deemed appropriate in the sole discretion of the Authorized Signatory, including provisions for confession of judgment, waiver of appraisement, waiver of demand and all delays, and authorization of executory process proceedings, all of which are expressly consented to by the Company;

FURTHER RESOLVED, that the aforesaid Authorized Signatory be, and he is hereby authorized and directed to bind the Company on a continuing guaranty whereby the Company absolutely and unconditionally guarantees to Lender the prompt payment in full of any existing and future indebtedness, liabilities and obligations, of every kind, nature and character, whether direct or contingent, now existing or hereafter arising, including principal and all interest, attorneys' fees, and other fees and charges, owed to Lender by Blackwater Georgia;

FURTHER RESOLVED, that the seal of the Company and the attestation of the signature of the Authorized Signatory by the Secretary or an Assistant Secretary of the Company will not be necessary, but if the seal or such attestation is required by any party in connection with any of the transactions contemplated by these resolutions, the Secretary or any Assistant Secretary of the Company is hereby authorized to attest, for and on behalf of the Company, the signature of the Authorized Signatory upon any instrument, document or other writing executed on behalf of the Company by the Authorized Signatory and to affix the seal of the Company thereto;

FURTHER RESOLVED, that the officers of the Company are hereby severally authorized to (a) sign, execute, certify to, verify and acknowledge, deliver, accept, file and record any and all instruments and documents, and (b) take, or cause to be taken, any and all such action, in the name and on behalf of the Company, as, in any such officer's judgment, is necessary, desirable or appropriate in order to consummate the transactions contemplated by or otherwise to effect the purposes of the foregoing resolutions;

FURTHER RESOLVED, that all actions heretofore taken by the directors or the officers of this Company, in its capacity as the sole member of Blackwater Georgia, and as the Manager of Blackwater New Orleans, and all things done by their authority with respect to the obtainment of the Loan be, and the same are, hereby ratified and approved;

This Unanimous Consent Resolution may be executed in one or more counterparts and each shall be deemed an original for all purposes and all of which together shall constitute one and the same Unanimous Consent Resolution.
_______________

This Unanimous Consent of all the Directors is dated February 29, 2012.

Philip Tracy	Michael D. Suder

Herbert N. Whitney	William Gore

William D. Weidner

3